AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 23, 1997
                                                 REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________
                             THE ADVEST GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        06-0950444
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                             90 State House Square
                          Hartford, Connecticut 06103
                                 (860) 509-1000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Lee G. Kuckro, Esq.
                         General Counsel and Secretary
                             The Advest Group, Inc.
                             90 State House Square
                          Hartford, Connecticut 06103
                                 (860) 509-1000

     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________
                                with copies to

                              Martin L. Budd, Esq.
                              Day, Berry & Howard
                                  CityPlace I
                        Hartford, Connecticut 06103-3499
                                ________________

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. [   ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [   ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            CALCULATION OF REGISTRATION FEE

 Title of each class of shares to     Amount to be    Proposed Maximum Aggregate Proposed Maximum Aggregate Amount of Registration
           be registered              Registered(1)         Price Per Unit            Offering Price(2)               Fee
Common Stock, par value $.01 per   (3)                (4)                        (3)
share
Preferred Stock, par value $.01    (3)                (4)                        (3)
per share
Debt Securities                    (3)                (4)                        (3)
TOTAL                                $50,000,000(5)   (4)                              $50,000,000(5)               $14,750


(1) Plus such indeterminate number of shares of Common Stock and Preferred Stock, and indeterminate amounts of Debt Securities as may be issued upon conversion or exchange of any other Debt Securities or Preferred Stock that provide for conversion or exchange into such other securities.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3) In no event will the aggregate initial offering price of the Common Stock, Preferred Stock and Debt Securities exceed $50,000,000 or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies.

(4) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(5) In United States Dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.




      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(Subject to Completion, Dated December 22, 1997)

PROSPECTUS

                      THE ADVEST GROUP, INC.

         COMMON STOCK, PREFERRED STOCK AND DEBT SECURITIES

     The Advest Group, Inc., a Delaware corporation (the "Company"), may offer from time to time, together or separately, (i) shares of its common stock, par value $.01 per share (the "Common Stock"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), which may be convertible or exchangeable into other Preferred Stock or Common Stock of the Company, and (iii) notes, debentures or other obligations (the "Debt Securities") of the Company, in one or more series, any of which may be convertible or exchangeable into Preferred Stock or Common Stock of the Company. The Common Stock, Preferred Stock and Debt Securities are
collectively referred to herein as the "Securities".   The Company may
issue Securities for proceeds up to an aggregate of not more than U.S. $50,000,000 or the equivalent thereof in one or more currencies or currency units on terms to be determined at the time such Securities are offered for sale. As used herein, Securities shall include securities denominated in U.S. dollars or, at the option of the Company and if so specified in the applicable Prospectus Supplement, in any other currency unit, including composite currencies such as the European Currency Unit.

     When a particular series of Securities is offered, a prospectus supplement ("Prospectus Supplement") together with this Prospectus will be delivered setting forth the terms of such Securities, including, where applicable, (i) with regard to Debt Securities, the specific designation, aggregate principal amount, currency or currencies in which the principal, premium, if any, and interest are payable, denominations, maturity, rate or rates of any interest, any index, price or formula to be used for determining the amount of any payment of principal, premium, if any, or interest, any interest payment dates, whether the Securities are issuable in registered form, in bearer form, or in the form of one or more global securities or a combination thereof, any subordination provisions, any redemption provisions, terms, if any, for conversion or exchange into other securities, any listing on a securities exchange, the initial public offering price, methods of distribution and any other specific terms in connection with the offering and sale of such Securities; (ii) with regard to Preferred Stock, the specific designation, number of shares, title, stated value and liquidation preference of each share, dividend rate or method of calculation, dividend periods, dividend payment dates, any redemption or sinking fund provision, any conversion or any listing on a securities exchange, the initial public offering price, methods of distribution and any other specific terms in connection with the offering and sale of such Securities; and (iii) with regard to Common Stock, the number of shares offered, methods of distribution and the initial public offering price.

     The Company may sell the Securities from time to time (i) directly to purchasers, (ii) through agents, underwriters or dealers or (iii) or through a combination of such methods. If agents, underwriters or dealers are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any compensation to such agents, underwriters or dealers will be set forth in the applicable Prospectus Supplement. Such agents, underwriters or dealers may include Advest, Inc., a wholly owned subsidiary of the Company. The net proceeds to the Company from such sale will also be set forth in the applicable Prospectus Supplement. See "Plan of Distribution".

     The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "ADV". Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

     This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of the Company in connection with offers and sales related to secondary market transactions in the Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.


                            ___________________________

                 THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE
       SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ___________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                            SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY AND ADEQUACY OF
                    THIS  PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                           ___________________________


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.    THE
SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.



The date of this Prospectus is __________, 199__.

                            AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-3, including amendments thereto, if any, with respect to the Securities (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus and any accompanying Prospectus Supplement concerning the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Securities, reference is made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Commission Regional offices: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http:
//www.sec.gov.

     The Company's Common Stock is listed on the NYSE, and such reports, proxy and information statements and other information can also be inspected at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated by reference herein:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

     2.   The Company's Current Report on Form 8-K dated October 2, 1997; and

     3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), or 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) may be obtained upon written or oral request without charge by each person, including beneficial owners, to whom this Prospectus is delivered from Corporate Marketing, The Advest Group, Inc., 90 State House Square, Hartford, Connecticut 06103, telephone number: (860) 509-1000.

                                 THE COMPANY

     The Company is a financial services holding company engaged, with its operating subsidiaries, in securities brokerage, trading, investment banking, residential mortgage, consumer lending, asset management, trust and related financial services. It is organized under the laws of the State of Delaware and commenced operations on January 1, 1977. The Company is successor to a partnership which resulted from mergers of five NYSE member firms organized between 1898 and 1919. The Company's broker-dealer subsidiary, Advest, Inc. ("Advest"), was organized to succeed the business of the partnership, effective January 1, 1977. Since that date, a number of other operating subsidiaries in the brokerage and financial services industries have been established or acquired. In addition to Advest, operating subsidiaries include Advest Bank and Trust Company, a federally-chartered capital stock bank; Boston Security Counselors, Inc., an investment management company; and Billings & Company, Inc., a real estate services company.

     Because the Company is a holding company, its rights and the rights of its creditors and stockholders, including holders of the Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Company's principal executive offices are located at 90 State House Square, Hartford, Connecticut 06103 and its telephone number is (860) 509-1000.

                              USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of Securities offered hereby for general corporate purposes, which may include the continued expansion and diversification, both by internal growth and by acquisition, primarily of its securities brokerage and investment advisory business; repayment of any outstanding indebtedness of the Company or its subsidiaries; or for such other uses as may be set forth in a Prospectus Supplement. Pending any of the foregoing applications, the net proceeds may be invested temporarily in short-term, interest-bearing securities.

                    RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth for the periods indicated (a) the Company's consolidated ratio of earnings to fixed charges, including all interest expense, and (b) the Company's consolidated ratio of earnings to fixed charges including interest on borrowed funds only (i.e., excluding interest on stock loaned, interest to brokerage customers, interest on deposits and other interest). No shares of preferred stock are currently outstanding or were outstanding during the periods indicated.

                                          FISCAL YEAR ENDED
                                                   SEPTEMBER 30,
                                     1997         1996         1995        1994        1993
Ratio of Earnings to Fixed Charges,
Including All Interest Expense       1.68         1.65         1.35        1.21        1.31

Ratio of Earnings to Fixed Charges
Including Interest on Borrowed Funds
Only                                 3.83         3.75         2.49        1.64        1.95

     For purposes of calculating these ratios, earnings consist of pre-tax income from continuing operations plus fixed charges. For purposes of calculating the ratio of earnings to fixed charges, including all interest expense, fixed charges consist of all interest expense, amortization of debt expense and discount relating to indebtedness, and one-third of rental expense (the portion of rental expense representative of the interest factor). For purposes of calculating the ratio of earnings to fixed charges including interest on borrowed funds only, fixed charges consist of interest expense on borrowed funds, amortization of debt expenses and discount relating to indebtedness, and one-third of rental expense (the portion of rental expense representative of the interest factor).

                       DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general terms may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities will be issued under an Indenture (the "Indenture"), to be entered into between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), in substantially the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms.
Wherever particular Sections, Articles or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein or therein, as the case may be. Section and Article references used herein are references to the Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

GENERAL

     The Indenture will not limit the aggregate principal amount of Debt Securities which may be issued by the Company and provides that the Debt Securities may be issued from time to time in one or more series. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. Reference is made to the Prospectus Supplement accompanying this Prospectus for a description of the Debt Securities being offered thereby including: (1) the title of such Debt Securities; (2) the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities shall be payable; (4) the rate or rates at which such Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined; (5) the date or dates from which any such interest will accrue; (6) the date or dates on which such interest will be payable and the record dates for such interest payment dates (or the method for establishing such dates); (7) the place or places where the principal of, premium, if any, and any interest on such Debt Securities shall be payable and the manner in which any such payment shall be made; (8) any redemption or sinking fund provisions; (9) any seniority or subordination provisions; (10) the denominations in which any Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples thereof; (11) if other than U.S. dollars, the currency, currencies or currency unit or units in which principal of, premium, if any, and interest on such Debt Securities shall be payable and the manner of determining the equivalent thereof in the currency of the United States; (12) any index or formula with reference to which the amount of any payment of principal of, premium, if any or interest on such Debt Securities will be determined;
(13) the portion of the principal amount of such Debt Securities which will be payable upon acceleration of maturity thereof, if other than the stated principal amount thereof; (14) if the principal amount payable at the stated maturity of such Debt Securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date; (15) whether such Debt Securities will be issuable in registered or bearer form or both; (16) whether such Debt Securities are to be issuable initially in temporary global form and whether such Debt Securities are to be issuable in permanent global form with or without coupons; (17) if such Debt Securities are issuable in global form, the name of the depository for such securities and the method of transferring beneficial interests in such global security or securities; (18) the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Common Stock or Preferred Stock and the conditions upon which such conversion or exchange will be effected;
(19) information with respect to book-entry procedures, if any; and (20) any other terms or provisions not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under Federal laws and regulations or advisable in connection with the marketing of the Debt Securities of such series.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities of any series will be registered Debt Securities. Additionally, Debt Securities of any series may be represented by a single global security registered in the name of a depository or its nominee and, if so represented, beneficial interests in such global security will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. See "--Global Securities". Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued only in denominations of $1,000 and any integral multiple thereof.

     Unless otherwise indicated in the Prospectus Supplement, principal and interest will be payable at the office of the Trustee. Debt Securities may be registered for transfer or exchanged at the office of the Trustee, subject to the limitations in the Indenture. No service charge will be made for any such transfer or exchange of such Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will be registered in the name of a depository or a nominee thereof identified in the applicable Prospectus Supplement and will be deposited with such depository or nominee or a custodian therefor. So long as a depository or its nominee is the registered owner of a global security, such nominee will be considered the sole owner of the Debt Securities represented by such global security for all purposes under the Indenture. Except as provided in the Prospectus Supplement, owners of beneficial interests in a global security will not be entitled to have Debt Securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the applicable Prospectus Supplement. The specific terms of the depository arrangements with respect to any portion of a series of Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Indenture provides that the Company will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any entity unless (i) either the Company shall be the continuing corporation or the successor corporation or the entity which acquires all or substantially all of the assets of the Company is a U.S. corporation and expressly assumes the due and punctual payment of the principal of and interest on the Securities and the due and punctual performance and observance of all of the covenants and conditions in the Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, and (ii) the Company or such successor shall not, immediately after such transaction, be in default in the performance of any such covenant or condition. (Section 9.1)

MODIFICATIONS

     The Company and the Trustee may, with the consent of holders of not less than 50% in aggregate principal amount of the Debt Securities of all series affected thereby (voting as a single class), enter into one or more supplemental indentures for the purpose of adding to or modifying or eliminating any provisions of the Indenture or any such supplemental indenture or modifying in any manner the rights of the holders of the Debt Securities of each such series; provided that no such modification shall
(i) extend the maturity of any Debt Securities, (ii) reduce the principal amount of any Debt Securities, (iii) reduce the rate or extend the time of payment of interest on any Debt Securities, (iv) reduce the amount payable upon the redemption of any Debt Securities, (v) reduce the amount of the principal of an original issue discount Debt Security that would be due upon the acceleration of the maturity thereof or the amount thereof provable in bankruptcy, (vi) impair any right of repayment at the option of the holder of any Debt Securities, (vii) impair or affect the right of any holder of Debt Securities to institute suit for payment thereon or (viii) reduce the aforesaid percentage of Debt Securities of any series the consent of the holders of which is required for any such supplemental indenture, in each case, without the consent of the holders of each Debt Security so affected. (Section 8.2)

     The Company and the Trustee may enter into one or more supplemental indentures, without the consent of the holders of any Debt Securities, for certain limited purposes including to: (i) secure any Debt Securities, (ii) evidence the assumption by a successor corporation of the obligations of the Company, (iii) add covenants of the Company for the benefit of holders of Debt Securities, (iv) cure any ambiguity or correct any inconsistency or defect in the Indenture, (v) establish the forms or terms of a series of Debt Securities, (vi) evidence the acceptance of appointment by a successor trustee, (vii) surrender any right or power of the Company and (viii) make any change that does not materially and adversely affect the interests of the holders of Debt Securities. (Section 8.1)

EVENTS OF DEFAULT

     The following events are "Events of Default" under the Indenture with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series which continues for 90 days;
(ii) default in the payment of any part of the principal of any Debt Security of such series when the same becomes due and payable; (iii) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Debt Securities of such series; (iv) default in the performance, or breach, of any covenant or warranty of the Company in respect of the Debt Securities of such series which continues for 90 days after notice to the Company by the Trustee or the holders of at least 25% in principal amount of the Debt Securities of all series affected thereby; and (v) certain events of bankruptcy or insolvency of the Company. If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series affected thereby may declare the principal (or, if the Debt Securities are original issue discount securities, such portion of the principal as may be specified in the terms of that series) of, and any premium and interest on, all debt securities of that series to be immediately due and payable. (Section 5.1)

     The Company is required to deliver to the Trustee annually an officers' certificate as to any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in the Indenture. (Section 3.5) The Trustee is required to transmit to the holders of the Debt Securities of each series notice of all events or conditions which are, or with notice or lapse of time would become, an Event of Default with respect to such series within 90 days of the occurrence thereof, unless such event shall have been cured before the giving of such notice, provided that, except in the case of a default in the payment or principal of or interest on any Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. (Section 5.11)

SATISFACTION AND DISCHARGE OF INDENTURE

     Except as otherwise provided in a Prospectus Supplement with respect to the Debt Securities of any series, if (i) the Company shall have paid or caused to be paid the principal of and interest on all Debt Securities of any series (other than Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid), (ii) the Company delivers to the Trustee for cancellation all Debt Securities of any series previously authenticated (other than Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid) or (iii) all Debt Securities of any series not previously delivered to the Trustee for cancellation become due and payable, are by their terms to become due and payable within one year or are to be called for redemption within one year (under arrangements satisfactory to the Trustee for the giving of notice of redemption), and if the Company deposits or causes to be deposited with the Trustee an amount sufficient to pay all amounts due at maturity or upon redemption all Debt Securities of such series (other than Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid) not previously delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, (excluding, however, amounts repaid to the Company as provided in the next paragraph or paid to any state or to the District of Columbia pursuant to unclaimed property laws) and if in any such case the Company also pays or causes to be paid all other sums payable by it under the Indenture with respect to the Debt Securities of such series, then the Indenture shall cease to be of further effect with respect to the Debt Securities of such series, except as to certain provisions applicable to transfers and exchanges of Debt Securities of such series, the Company's right of optional redemption, if any, destroyed, lost or stolen certificates, the rights of the holders to receive payments and certain rights, obligations and immunities of the Trustee. (Section 10.1)

     Any monies deposited with or paid to the Trustee for the payment of the principal of and premium, if any, or interest on Debt Securities of any series and not applied but remaining unclaimed by the holders of Debt Securities of such series for three years after the date upon which the principal of and premium, if any, or interest on such Debt Securities, as the case may be, shall have become due and payable, shall, upon request of the Company, be repaid to the Company by the Trustee, unless otherwise required by applicable law. The holder of any such Debt Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect. (Section 10.4)

TRUSTEE

     The holders of a majority in principal amount of outstanding Debt Securities of each series affected (with each series voting as a separate class) may direct the time, method and place for certain actions by the Trustee, provided, however, that the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it at the request, order or direction of any securityholders unless such securityholders shall have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred thereby. (Sections 5.9 and 6.2)

     The Trustee has banking relationships in the ordinary course of business with the Company and its subsidiaries.


                       DESCRIPTION OF PREFERRED STOCK

     The following summary description of terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-Laws (the "By-Laws") and the certificate of designations relating to each series of the Preferred Stock (each, a "Certificate of Designations"), including, in each case, the definition therein of certain terms. Copies of the Certificate of Incorporation and the By-Laws are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is part. A copy of any Certificate of Designations will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of the related series of the Preferred Stock.

     The Company's Certificate of Incorporation currently authorizes the issuance of 2,000,000 shares of preferred stock, par value $.01 per share, issuable in series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock. The Company's Board of Directors is authorized to approve the issuance of one or more series of Preferred Stock and to fix the number of shares, the designations, the relative rights and the limitations of any such series without further authorization by the stockholders of the Company. At December 22, 1997, no shares of Preferred Stock were outstanding.

     Each series of the Preferred Stock shall have the dividend, liquidation, redemption and voting rights provided in the applicable Prospectus Supplement. The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion or exchange rights; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     Unless otherwise specified in the applicable Prospectus Supplement, the holders of Preferred Stock will have no preemptive rights. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance.

     The registrar and transfer agent for each series of Preferred Stock will be described in the applicable Prospectus Supplement.

     The existence of authorized but unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the Company's best interests, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above could (i) decrease the amount of earnings and assets available for distribution to holders of Common Stock and other series of Preferred Stock, (ii) adversely affect the rights and powers, including voting rights, of such holders and (iii) have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors currently does not intend to seek stockholder approval prior to any issuance of Preferred Stock, unless otherwise required by law.

     Certain provisions of the Certificate of Incorporation and By-Laws which may affect the rights of holders of Preferred Stock and which may defer or prevent a change of control of the Company are described below under "Description of Common Stock".

                       DESCRIPTION OF COMMON STOCK

     The following description of the terms of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate. The description of certain provisions of the Common Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject and qualified in its entirety by reference to the Company's Certificate of Incorporation and By-Laws, including the definition therein of certain terms. Copies of the Certificate of Incorporation and the By-Laws are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is part.

     The Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of Common Stock, of which 8,680,332 shares were issued and outstanding as of December 10, 1997. The Common Stock of the Company is listed on the NYSE under the symbol "ADV", and any additional shares of Common Stock that are offered hereby will be listed, subject to notice of issuance, on such exchange.

     Subject to the senior rights of any Preferred Stock, the holders of Common Stock are entitled to participate equally in dividends when and as such dividends are declared by the Company's Board of Directors out of funds legally available therefor. The Certificate of Incorporation provides that no dividend shall be declared or paid which shall impair the capital of the Company nor shall any distribution of assets be made to any stockholder unless the assets of the Company remaining after such payment or distribution is at least equal to the aggregate of the Company's debts, liabilities and capital. The payment of dividends on the Common Stock is subject to (1) the availability of funds from Advest, which may be restricted under the net capital rules of the Commission and the NYSE, and from the Bank, which is subject to minimum bank regulatory requirements, and (2) minimum net worth and other financial covenants contained in the Company's Note Purchase Agreements, dated as of December 27, 1996, with respect to its 7.95% Senior Notes due December 31, 2003 (a form of which agreements is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is part). Such restrictions have never curtailed the Company's dividend payments.

     In the event of any dissolution, liquidation or winding up of the Company, the holders of Common Stock will be entitled to share pro rata in the distribution of all assets of the Company remaining after (i) the satisfaction in full of the prior rights of the Company's creditors and
(ii) the holders of all outstanding series of Preferred Stock have been paid the designated liquidation preference for such Preferred Stock.

     Each holder of Common Stock is entitled to one vote for each share held on all matters voted on by stockholders, including the election of directors. The holders of Common Stock do not have any conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Common Stock are, and all shares of Common Stock that are offered hereby when issued will be, fully paid and non-assessable. The Board of Directors is authorized to issue, from time to time, all of the authorized but unissued shares of Common Stock.

     Directors of the Company are elected by a plurality of the votes cast at a duly held meeting of the stockholders of the Company. The Certificate of Incorporation and By-Laws provide for a Board of Directors divided into three classes, with one class to be elected each year to serve a three-year term. As a result, at least two annual meetings of stockholders may be required for the stockholders to change a majority of the Board of Directors. In addition, directors can only be removed for cause, and the stockholders can only remove a director by the affirmative vote of at least 80% of the then outstanding shares of stock entitled to vote generally in the election of directors, at a duly constituted meeting of stockholders called expressly for such purpose. Any vacancy in the Board of Directors, whether resulting from the removal of a director or otherwise, will be filled by the affirmative vote of the majority of remaining directors then in office. These provisions make it more difficult to change the composition of the Board of Directors.

     The By-Laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before an annual meeting of stockholders. Notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken and must contain certain information specified in the By-Laws. Generally, to be timely, notice must be delivered to the principal executive offices of the Company no less than 60 nor more than 150 days prior to the date of the scheduled annual meeting or, if less than 70 days notice or prior public disclosure of the date of the scheduled annual meeting is given or made to stockholders, then notice must be delivered by the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever occurs first. The By-Laws provide that written notice of annual meetings of stockholders shall be given to the stockholders entitled to vote at such meeting not less than 10 nor more than 60 days before the meeting.

     The Certificate of Incorporation denies stockholders the right to call a special meeting of the stockholders. Special meetings of the stockholders may be called only by the Chairman of the Board, the President or a majority of the Board of Directors. Only those matters set forth in the notice of a special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     The Certificate of Incorporation and By-Laws provide that the stockholders of the Company can act without a meeting by a written consent signed by the holders of at least 75% of the outstanding shares of stock entitled to vote on such matter or such greater percentage as is otherwise required by law, the Certificate of Incorporation or the By-Laws.

     The By-Laws can be amended only by (i) the affirmative vote of the majority of the directors then in office, at a duly constituted meeting of the Board of Directors, or (ii) the affirmative vote of the holders of at least 80% of the then outstanding shares of stock entitled to vote thereon, at a duly constituted meeting of the stockholders expressly called for such purpose. An amendment of the Certificate of Incorporation must first be approved by the affirmative vote of a majority of the directors then in office and then must be approved by the stockholders. The affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon, at a duly constituted meeting of stockholders expressly called for such purpose, is required to amend certain provisions of the Certificate of Incorporation, including provisions relating to the Company's capital stock, the powers of the Board of Directors, the powers of the stockholders and the provisions discussed in the following paragraph.

     The Certificate of Incorporation and By-Laws contain provisions requiring the approval of certain acts by a majority of the Continuing Directors then in office if there is an Interested Stockholder at the time of such act. In general, an "Interested Stockholder" is (i) a beneficial owner of 20% or more of the outstanding voting stock of the Company, (ii) an affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Company who was such a beneficial owner within the past two years and (iii) certain assignees and successors in interest to an Interested Stockholder. In general, a "Continuing Director" is (i) any director of the Company who is not an Interested Stockholder or an associate or affiliate of an Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder and (ii) any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by the affirmative vote of a majority of the Continuing Directors. The acts requiring such Continuing Director approval include amending the Certificate of Incorporation or By-Laws, board removal of a director, filling vacancies in the Board of Directors, fixing the size of the Board of Directors, calling a special meeting of stockholders, the placing of business before an annual meeting of stockholders by the Board of Directors, and nominating persons for election as directors at such meeting.

     In 1988, the Board of Directors of the Company adopted a shareholder rights plan. Under the plan, one common stock purchase right was distributed for each outstanding share of Common Stock of the Company.
Each right entitles the holder, following the occurrence of certain events, to purchase one share of Common Stock at a purchase price of $30 per share, subject to adjustment. The rights will not be exercisable or transferable apart from the Common Stock except under certain circumstances in which either a person or group of affiliated persons acquires, or commences a tender offer to acquire, 20% or more of the Company's Common Stock or a person or group of affiliated persons acquires 15% of the Company's Common Stock and is determined by the Board of Directors to be an "Adverse Person". Rights held by such an acquiring person or persons may thereafter become void. Under certain circumstances, a right may become a right to purchase Common Stock or assets of the Company or common stock of an acquiring company at a substantial discount. Under certain circumstances, the Company may redeem the rights at $.01 per right. The rights will expire in October 1998 unless earlier redeemed or exchanged or unless extended by the Company.

     The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, substantial asset sale or other transaction resulting in a benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation's voting stock.

     The provisions described in the foregoing eight paragraphs and in the penultimate paragraph under "Description of Preferred Stock", above, may tend to deter potential unfriendly tender offers or other efforts to obtain control of the Company. On the other hand, these provisions will tend to assure continuity of management and corporate policies and tend to induce any persons seeking control of the Company or a business combination with the Company to negotiate on terms acceptable to the then elected Board of Directors of the Company.

     The registrar and transfer agent for the Company's Common Stock is BankBoston, NA, c/o Boston EquiServe, LP, Shareholder Services,
Mail Stop 45-02-64, P.O. Box 8040, Boston, MA 02266.


                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell the Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters, or (v) through a combination of any such methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement relating to the offering of such Securities. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sale of Securities in respect of which this Prospectus is delivered, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and any commissions or other compensation payable by the Company to such underwriters will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If so indicated in a Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as agents of the Company to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     In connection with the sale of the Securities, underwriters, dealers and agents may receive compensation from the Company in the form of discounts, commissions or concessions and may also receive commissions from the purchasers of such Securities for whom they may act as agent. Underwriters, dealers and agents may sell Securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from such underwriters, dealers or agents and/or commissions received from the purchasers of such Securities for whom they may act as agent.

     Any commissions, discounts or concessions paid by the Company to any underwriters, dealers or agents will be set forth in the related Prospectus Statement. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Any Securities issued hereunder, other than the Common Stock, will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for the listing of any Securities other than the Common Stock on any securities exchange. No assurance can be given as to the liquidity of the trading market for any such Securities.

     The participation of an affiliate or subsidiary of the Company in an offer and sale of the Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of an affiliate. No NASD member participating in such a distribution will execute a transaction in such Securities in a discretionary account without the prior written specific approval of the member's customer.

     This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of the Company in connection with offers and sales related to secondary market transactions in the Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale.

     Underwriters, agents, dealers and their controlling persons may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                               LEGAL MATTERS

     Certain legal matters with respect to the validity of the Securities offered hereby will be passed upon for the Company by Lee G. Kuckro, Esq., General Counsel and Secretary of the Company. As of December 1, 1997, Mr. Kuckro owned or had the right to acquire a number of shares of Common Stock equal to less than 1% of the outstanding shares of Common Stock.

                                 EXPERTS

     The financial statements of the Company incorporated by reference in this Prospectus and Registration Statement have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their reports thereon, and are incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH SOLICITATION IS UNLAWFUL.

                               ___________________

                               TABLE OF CONTENTS
                              ___________________

                                                            PAGE

      AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . .2
      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . .2
      THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . .3
      USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . .4
      RATIO OF EARNINGS TO FIXED CHARGES . . . . . . . . . . . .4
      DESCRIPTION OF DEBT SECURITIES . . . . . . . . . . . . . .5
      DESCRIPTION OF PREFERRED STOCK . . . . . . . . . . . . . 10
      DESCRIPTION OF COMMON STOCK  . . . . . . . . . . . . . . 11
      PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . 15
      LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . 17
      EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . 17

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SEC Registration Fee  . . . . . . . . . . . . . . . . . . .    $ 14,750
     Legal Fees and Expenses . . . . . . . . . . . . . . . . . .      30,000*
     Accounting Fees and Expenses  . . . . . . . . . . . . . . .       5,000*
     Fees and Expenses of Trustee  . . . . . . . . . . . . . . .      15,000*
     Blue Sky Fees and Expenses (including fees of counsel). . .      10,000*
     Printing and Engraving Expenses . . . . . . . . . . . . . .      25,000*
     Miscellaneous Expenses  . . . . . . . . . . . . . . . . . .      10,250*
          Total  . . . . . . . . . . . . . . . . . . . . . . . .    $110,000*

* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

     Section 145(e) of the General Corporation Law of the State of Delaware provides that expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. The Company's Restated Certificate of Incorporation includes such a provision.

     The Company's Restated Certificate of Incorporation provides that the Board of Directors, notwithstanding any interest of the directors in the action, may authorize the Company to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, for liabilities incurred by him in any such capacity or arising out of his status as such, whether or not the Company shall have the power to indemnify such person against such liability.

     The Company maintains an insurance policy under which its directors and officers are insured, within the limits and subject to the limitations of such insurance policy, against certain liabilities which may be imposed in connection with such persons' service as such directors or officers.



ITEM 16.  EXHIBITS.



                                                        Filing(s) to which Reference is made, if
        EXHIBIT                   DESCRIPTION           APPLICABLE
         1(a)          Form of Underwriting Agreement   To be filed by post-effective amendment
                                                        or incorporated by reference herein to a
                                                        report on Form 8-K prior to the issuance
                                                        of Securities, if applicable

         1(b)          Form of Agency Agreement         To be filed by post-effective amendment
                                                        or incorporated by reference herein to a
                                                        report on Form 8-K prior to the issuance
                                                        of Securities, if applicable

         3(a)          Restated Certificate of          Exhibit 3(a) of Registrant's Report on
                       Incorporation of Registrant      Form 10-Q for the quarter ended March 31,
                                                        1989

         3(b)          By-Laws of Registrant, as        Exhibit 3(b) to Registrant's Report on
                       amended                          Form 10-Q for the quarter ended March 31,
                                                        1989, Exhibit 3(a) to Registrant's
                                                        Report on Form 10-Q for the quarter ended
                                                        June 30, 1990 and Exhibit 3(c) to the
                                                        Registrant's Report on Form 10-K for its
                                                        fiscal year ended September 30, 1997

         4(a)          Shareholder Rights Agreement     Exhibit to Registrant's Report on Form 8-
                       dated as of October 31, 1988     K dated November 1, 1988
                       between Registrant and The
                       Connecticut Bank and Trust
                       Company, N.A., as Rights Agent

         4(b)          Form of Note Purchase Agreement  Exhibit 10(a) to Registrant's Report on
                       of the Registrant dated as of    Form 10-Q for the quarter ended December
                       December 27, 1996 with respect   31, 1996
                       to the Registrant's 7.95% Senior
                       Notes due December 31, 2003

         4(c)          Form of Indenture                Filed Herewith

           5           Opinion of Lee G. Kuckro, Esq.   Filed Herewith
                       (including consent of such
                       counsel)

         12(a)         Statement re:  Computation of    Filed Herewith
                       Ratio of Earnings to Fixed
                       Charges

         12(b)         Statement re: Computation of     Filed Herewith
                       Ratio of Earnings to Fixed
                       Charges Including Interest on
                       Borrowed Funds Only

         23(a)         Consent of Coopers & Lybrand     Filed Herewith
                       L.L.P.

         23(b)         Consent of Lee G. Kuckro, Esq.   See Exhibit 5.

          24           Power of Attorney                See Signature Page.

          25           Form T-1 Statement of            Filed Herewith
                       Eligibility under the Trust
                       Indenture Act of 1939, as
                       amended, of State Street Bank
                       and Trust Company, as Trustee
                       under the Indenture

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut on December 22, 1997.

                              THE ADVEST GROUP, INC.



                              By:  /s/ Allen Weintraub
                                   Allen Weintraub
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Allen Weintraub and Lee G. Kuckro appoints each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

            NAME                                  TITLE                          DATE

/s/  Allen Weintraub                Chief Executive Officer,         December 22, 1997
Allen Weintraub                     Chairman of the Board and
                                    Director (Principal Executive
                                    Officer)

/s/ Martin M. Lilienthal            Senior Vice President and        December 22, 1997
Martin M. Lilienthal                Treasurer (Chief Financial and
                                    Principal Accounting Officer)

/s/ George A. Boujoukas             Director                         December 22, 1997
George A. Boujoukas

/s/ Sanford Cloud, Jr.              Director                         December 22, 1997
Sanford Cloud, Jr.

/s/ Richard G. Dooley               Director                         December 22, 1997
Richard G. Dooley

/s/ William B. Ellis                Director                         December 22, 1997
William B. Ellis

/s/ Robert W. Fiondella             Director                         December 22, 1997
Robert W. Fiondella

/s/ Grant W. Kurtz                  President and Director           December 22, 1997
Grant W. Kurtz

/s/ Anthony A. LaCroix              Vice Chairman of the Board and   December 22, 1997
Anthony A. LaCroix                  Director

/s/ Barbara L. Pearce               Director                         December 22, 1997
Barbara L. Pearce

/s/ John A. Powers                  Director                         December 22, 1997
John A. Powers


                                EXHIBIT INDEX


                                                        Filing(s) to which Reference is made, if
        EXHIBIT                   DESCRIPTION           APPLICABLE
         1(a)          Form of Underwriting Agreement   To be filed by post-effective amendment
                                                        or incorporated by reference herein to a
                                                        report on Form 8-K prior to the issuance
                                                        of Securities, if applicable

         1(b)          Form of Agency Agreement         To be filed by post-effective amendment
                                                        or incorporated by reference herein to a
                                                        report on Form 8-K prior to the issuance
                                                        of Securities, if applicable

         3(a)          Restated Certificate of          Exhibit 3(a) of Registrant's Report on
                       Incorporation of Registrant      Form 10-Q for the quarter ended March 31,
                                                        1989

         3(b)          By-Laws of Registrant, as        Exhibit 3(b) to Registrant's Report on
                       amended                          Form 10-Q for the quarter ended March 31,
                                                        1989, Exhibit 3(a) to Registrant's
                                                        Report on Form 10-Q for the quarter ended
                                                        June 30, 1990 and Exhibit 3(c) to the
                                                        Registrant's Report on Form 10-K for its
                                                        fiscal year ended September 30, 1997

         4(a)          Shareholder Rights Agreement     Exhibit to Registrant's Report on Form 8-
                       dated as of October 31, 1988     K dated November 1, 1988
                       between Registrant and The
                       Connecticut Bank and Trust
                       Company, N.A., as Rights Agent

         4(b)          Form of Note Purchase Agreement  Exhibit 10(a) to Registrant's Report on
                       of the Registrant dated as of    Form 10-Q for the quarter ended December
                       December 27, 1996 with respect   31, 1996
                       to the Registrant's 7.95% Senior
                       Notes due December 31, 2003

         4(c)          Form of Indenture                Filed Herewith

           5           Opinion of Lee G. Kuckro, Esq.   Filed Herewith
                       (including consent of such
                       counsel)

         12(a)         Statement re:  Computation of    Filed Herewith
                       Ratio of Earnings to Fixed
                       Charges

         12(b)         Statement re: Computation of     Filed Herewith
                       Ratio of Earnings to Fixed
                       Charges Including Interest on
                       Borrowed Funds Only

         23(a)         Consent of Coopers & Lybrand     Filed Herewith
                       L.L.P.

         23(b)         Consent of Lee G. Kuckro, Esq.   See Exhibit 5.

          24           Power of Attorney                See Signature Page.

          25           Form T-1 Statement of            Filed Herewith
                       Eligibility under the Trust
                       Indenture Act of 1939, as
                       amended, of State Street Bank
                       and Trust Company, as Trustee
                       under the Indenture